Exhibit 5.1


                                               March 4, 2004


Casual Male Retail Group, Inc.
555 Turnpike Street
Canton, Massachusetts 02021


            Re:   Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

      We have acted as special counsel to Casual Male Retail Group, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement"), for the registration of the sale from time to time by the holders thereof of (i) $100,000,000 aggregate principal amount of the Company's 5% Convertible Subordinated Notes Due 2024 (the "Notes") issued pursuant to the terms of an Indenture, the form of which is filed as Exhibit 4.1 to the Registration Statement (the "Indenture"), and (ii) the shares (the "Shares") of common stock, par value $0.01 per share, of the Company initially issuable upon conversion of the Notes.

      We have made such inquiries and reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company. We have assumed that the Notes have been duly authenticated by the Trustee for the Notes as provided for in the Indenture.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. the Notes have been legally issued and constitute the binding obligations of the Company, subject to applicable bankruptcy, insolvency and other similar laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity; and

      2. the Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be legally issued, fully paid and non-assessable.

      We do not express any opinion with respect to any law other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the

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Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                    Very truly yours,

                                    Kramer, Levin, Naftalis & Frankel LLP